NINTH AGREEMENT OF AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Ninth Agreement of Amendment to Loan and Security Agreement (“Amendment”) is effective February 22, 2019 by and among GERBER FINANCE INC., a New York corporation, having an office at 488 Madison Avenue, New York, New York 10022 (“Lender”), KBS BUILDERS, INC., having an address at 5215 Gershwin Avenue N., Oakdale, Minnesota 55128 (“Borrower”), and ATRM HOLDINGS, INC., having an office at 5215 Gershwin Avenue N., Oakdale, Minnesota 55128, (“Guarantor”);

RECITALS

A.    Borrower has executed and delivered to Lender a certain Promissory Note, dated February 23, 2016, in the original maximum principal sum of Four Million Dollars ($4,000,000.00), (the “Note”) payable to the order of Lender.

B.    In connection with the execution and delivery of the Note and to secure payment and performance of the Note and other obligations of Borrower to Lender, Lender and Borrower have executed, among other things, a Loan and Security Agreement dated as of February 23, 2016, as amended by Agreement of Amendment to Loan and Security Agreement, dated as of November 30, 2016, a Second Agreement of Amendment to Loan and Security Agreement, dated as of November 30, 2016, a Third Agreement of Amendment to Loan and Security Agreement, dated as of June 30, 2017, a Fourth Agreement of Amendment to Loan and Security Agreement, dated as of July 19, 2017, a Fifth Agreement of Amendment to Loan and Security Agreement dated as of September 29, 2017, a Sixth Agreement of Agreement to Loan and Security Agreement dated as of December 22, 2017, emails dated January 12, 13 and 14, 2018 by and on behalf of the parties hereto treated as Seventh Agreement of Amendment and an Eighth Agreement of Amendment to Loan and Security Agreement dated as of October 1, 2018 (the “Loan Agreement”).

C.    By having executed the Loan Agreement as a Corporate Credit Party, ATRM Holdings, Inc., as a Guarantor has unconditionally guaranteed all Obligations of Borrower to Lender.

D.    By having executed an instrument of Guaranty dated November 20, 2017, Jeffrey E. Eberwein (“Ancillary Guarantor”) has guaranteed payment of up to $500,000 of Permitted Concentration Related Overadvances defined in the Loan Agreement.

E.    By having executed an instrument of Guaranty dated September 28, 2018, Ancillary Guarantor has guaranteed payment of up to $600,000 of Guaranteed Overadvances defined in the Loan Agreement.

F.    For purposes of convenience, the Note, Loan Agreement, and related collateral agreements, certificates and instruments are collectively referred to as the “Credit Documents” in addition to the definition in the Loan Agreement.

G.    Lender, Borrower and Guarantor wish to clarify their rights and duties to one another as set forth in the Credit Documents.

NOW, THEREFORE, in consideration of the promises, covenants and understandings set forth in this Amendment and the benefits to be received from the performance of such promises, covenants and understandings, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENTS

1.    Lender, Borrower and Guarantor reaffirm, consent and agree to all of the terms and conditions of the Credit Documents as binding, effective and enforceable according to their stated terms, except to the extent that such Credit Documents are hereby expressly modified by this Amendment.

2.    In the case of any ambiguity or inconsistency between the Credit Documents and this Amendment, the language and interpretation of this Amendment is to be deemed binding and paramount.

3.    The Loan Agreement (and any exhibits thereto) are hereby amended as follows:

As to the Loan Agreement:

A.    Section 2.1(a) is hereby amended to read as follows:

“(a)(i)    Subject to the terms and conditions set forth herein and in the Credit Documents, Lender may, in its sole discretion, make revolving credit advances (the "Revolving Credit Advances") to Borrower from time to time during the Term which, in the aggregate at any time outstanding together with all outstanding Letter of Credit Obligations, will not exceed the lesser of (x) the Maximum Revolving Amount or (y) an amount equal to the Borrowing Base.

(a)(ii)    On such terms and conditions set forth in Section 2.1 (a)(i), Lender may, in its sole discretion, either make a Permitted Concentration Related Overadvance, a Guaranteed Overadvance or a Permitted (Other) Overadvance, or any combination thereof, until not later than the earlier of (A) February 23, 2020, or (B) the Maturity Date or such earlier date in accordance with Section 11.1 of the Loan Agreement, (or such later date that Lender may approve in writing) (the “Overadvance Termination Date”) provided that: (x)(i) the amount of the Permitted Concentration Related Overadvance is up to $500,000 in amount at any time outstanding and fully secured by the ongoing existence and enforceability of the Guaranty of Ancillary Guarantor dated November 20, 2017; (x)(ii) the amount of the

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Guaranteed Overadvance is up to $600,000 in amount at any time outstanding, is fully secured by the ongoing existence and enforceability of the Guaranty of Ancillary Guarantor executed on September 28, 2018; and (x)(iii) the amount of the Permitted (Other) Overadvance is fully secured by cash Collateral provided by Guarantor to Lender by means of the deposit of such cash Collateral into the Collateral Account of Borrower subject to the security interest of Lender herein provided, and (y) the cash Collateral of Guarantor is free and clear of any other security interest including that of either Guarantor. On or prior to the Overadvance Termination Date (or such later date that Lender may approve in writing), each Permitted Concentration Related Overadvance, Guaranteed Overadvance and Permitted (Other) Overadvance shall be repaid by Borrower to Lender; provided, however, that the Borrower shall repay the Guaranteed Overadvance as follows:

When payment is made to Lender of the full outstanding balance of the Guaranteed Overadvance in a transaction whereby Borrower refinances its Equipment Availability and Real Estate Availability through a sale/leaseback with Digirad Corporation on terms reasonably acceptable to Lender (“Digirad Transaction”); provided however, that should the foregoing payment from the proceeds of the Digirad Transaction not be made on or before March 15, 2019, then, commencing March 15, 2019 a payment of $75,000 shall be made and continuing weekly thereafter on Friday of each week, a “Scheduled Repayment Date”, (provided that such Scheduled Repayment Date is not a holiday in which case the Scheduled Repayment Date shall be the next business day). Such weekly payments shall continue to be made until the earlier of payment to Lender of the full outstanding balance of the Guaranteed Overadvance by either (i) such weekly payments; or (ii) closing and delivery of the applicable proceeds from the Digirad Transaction.

Promptly following all such repayments, but not later than five (5) Business Days thereafter, the cash Collateral provided by Guarantor shall be returned by Lender if there then exists no Event of Default or unless an Event of Default would result due to such return of cash Collateral. At all times the cash Collateral of Guarantor shall secure the Guaranty of Guarantor, provided in Section 13.5 hereof.”

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B.    Section 5.1(b)(vi) is hereby amended to read as follows:

“(vi) Overline/Overadvance Fees. Under circumstances where any Borrower requests and Lender approves Revolving Credit Advances which would exceed the Maximum Revolving Amount and/or the Borrowing Base, (other than a Permitted (Other) Overadvance) Lender may impose fees in connection therewith. Such fees shall include (i) a monthly fee in the amount of two and one-half percent (2.50%) of the greater of (A) the highest amount by which the amount of Revolving Credit Advances during such months exceeds the Borrowing Base and (B) if any, the amount approved by the Lender for such Revolving Credit Advance in excess of the Borrowing Base for such month and (ii) two and one-half percent (2.50%) of the greater of (A) the highest amount by which the Revolving Credit Advances during such month exceeds the Maximum Revolving Amount and (B) if any, the amount approved by the Lender for such Revolving Credit Advances in excess of the Maximum Revolving Amount for such month. Such fees shall be payable on the first day of each month with respect to the preceding calendar month. Such fees apply to a Guaranteed Overadvance effective March 1, 2019.”

4.    Capitalized terms used in this Amendment which are not otherwise defined herein have the meaning ascribed thereto in the Credit Documents.

5.    The parties agree to sign, deliver and file any additional documents and take any other actions that may reasonably be required by Lender including, but not limited to, affidavits, resolutions, or certificates for a full and complete consummation of the matters covered by this Amendment.

6.    This Amendment is binding upon, inures to the benefit of, and is enforceable by the heirs, personal representatives, successors and assigns of the parties. This Amendment is not assignable by Borrower without the prior written consent of Lender.

7.    To the extent that any provision of this Amendment is determined by any court or legislature to be invalid or unenforceable in whole or part either in a particular case or in all cases, such provision or part thereof is to be deemed surplusage. If that occurs, it does not have the effect of rendering any other provision of this Amendment invalid or unenforceable. This Amendment is to be construed and enforced as if such invalid or unenforceable provision or part thereof were omitted.

8.    This Amendment may only be changed or amended by a written agreement signed by all of the parties hereto. By the execution of this Amendment, Lender is not to be deemed to consent to any future renewal or extension of the Credit Documents. This Amendment is deemed to be part of and integrated into the Credit Documents.

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9.    THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO THE CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

10.    The parties to this Amendment acknowledge that each has had the opportunity to consult independent counsel of their own choice, and that each has relied upon such counsel's advice concerning this Amendment, the enforceability and interpretation of the terms contained in this Amendment and the consummation of the transactions and matters covered by this Amendment.

11    Borrower agrees to pay all attorneys’ fees and other costs incurred by Lender or otherwise payable in connection with this Amendment (in addition to those otherwise payable pursuant to the Credit Documents), which fees and costs are to be paid as of the date hereof. Borrower has paid as of the date hereof a fee of $7,500 in consideration for the amendments set forth herein, which fee is deemed fully earned on the date hereof and is not subject to proration or rebate. Such fee is payable on the effective date of this Amendment.

12.    This Amendment may be executed in any number of counterparts, each of which when so executed is deemed to be an original and all of which taken together constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

13.    THE BORROWER, FOR ITSELF, ITS SUBSIDIARIES (IF ANY) AND LENDER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AMENDMENT OR THE OBLIGATIONS AS AN INDUCEMENT TO THE EXECUTION OF THIS AMENDMENT.

[Remainder of Page Left Intentionally Blank – Signature Pages Follow]

IN WITNESS WHEREOF, the parties have signed this Amendment.

Witness:                        KBS BUILDERS, INC.

/s/                            By:/s/ Daniel M. Koch__________________

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Print Name                            Daniel M. Koch
                                President

Witness:                        ATRM HOLDINGS, INC.

/s/                            By:/s/ Daniel M. Koch__________________
Print Name                            Daniel M. Koch
                                President

[Signature Page to Ninth Agreement of Amendment to Loan and Security Agreement
– continued on following page]

(signatures continued from previous page)

GERBER FINANCE INC.

By:/Jennifer Palmer
Jennifer Palmer
President

[Signature Page to Ninth Agreement of Amendment to Loan and Security Agreement]

REAFFIRMATION OF GUARANTY

The undersigned Ancillary Guarantor pursuant to instruments of Guaranty effective November 20, 2017 and September 28, 2018 (“Guaranty”) hereby acknowledges and consents to the transactions contemplated by the attached Ninth Agreement of Amendment to Loan and Security Agreement and reaffirms that the covenants, representations and warranties contained in the Guaranty are absolute, unconditional and in full force and effect.

/s/ Jeffrey E. Eberwein
JEFFREY E. EBERWEIN

[Signature Page to Reaffirmation of Guaranty – Ninth Agreement of Amendment
To Loan and Security Agreement]

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